UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Hampden Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

HAMPDEN BANCORP, INC. COMMENTS ON PROXY ADVISORY SERVICE RECOMMENDATIONS

ISS and Glass Lewis Support Hampden Bancorp, Inc.

SPRINGFIELD, Mass. October 19, 2012. Hampden Bancorp, Inc. (the “Company”) (NASDAQ - HBNK), which is the holding company for Hampden Bank (the “Bank”), today issued the following statement regarding the reports of two leading proxy advisory services, Glass Lewis & Co. (Glass Lewis), and Institutional Shareholder Services (ISS), that recommended that stockholders of the Company vote “AGAINST” the shareholder proposal requesting the board of directors to explore avenues to enhance shareholder value through an extra-ordinary transaction (defined here as a transaction not in the ordinary course of business operations) including, but not limited to, selling or merging the Company with another institution.

“We appreciate that these two highly respected firms have recommended that our shareholders vote as recommended by our board on this issue. Hampden remains committed to maximizing the Company’s value for all stockholders. This commitment has been demonstrated in part by our quarterly dividend, by our periodic stock buyback programs, by investments in new technology and by recent improvements at various Hampden branches to enhance efficiency, support expanded services and position Hampden Bancorp for growth and long-term profitability that will enhance stockholder value.”

In making their recommendation regarding the shareholder proposal, ISS concluded the following:

“With respect to stock performance, while the company's one year TSR has underperformed its peers and the Russell 3000 index, its long-term TSR performance (three- and five-year TSRs) remains strong. Additionally, the company's TSR to date (+1.09 percent) has also outperformed the SNL U.S. Thrift, the NASDAQ Bank, and the KBW indices, which all posted negative five-year returns. Compared to last year, net income, total assets, and provision for loan losses have also improved. Also, while the company's ratios have declined in the past five years, as of June 30, 2012, the most recent notification from the FDIC categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action.

As this point, while we acknowledge some performance concerns cited by the proponent, on balance, we do not believe that the proposal is in shareholders' best interests. Nevertheless, shareholders are encouraged to closely monitor the company’s performance going forward.” (ISS Report, October 15, 2012, p. 6)

In issuing its recommendation regarding the shareholder proposal, Glass Lewis said the following:

“Glass Lewis believes that decisions about the strategic sale of assets, or the corporation as a whole, are best left to management and the board, absent a showing of egregious nonfeasance or a specific proposal that has been ignored. In our view, the board and management team know best what the Company can achieve on its own with its current assets in current market conditions, and, consequently would be able to assess the desirability of pursuing a merger or the sale of Company or any portion thereof. Further, while we believe shareholders should have the right to vote on any merger, acquisition of or substantial disposition by the Company, we do not believe that they should be involved in determining if or when to engage in such a transaction absent clear evidence of management and board intransigence leading to loss of shareholder value by not pursuing or preventing a takeover. Finally, we believe that a board and management team that has been mandated to undertake a merger or the sale of a company will not be in a good negotiating position.” (Glass Lewis Report, October 15, 2012, p. 8)

The Company’s Board of Directors recommends that the Hampden Bancorp shareholders vote “AGAINST” the shareholder proposal.

Important Additional Information

On October 4, 2012, the Company filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with its 2012 Annual Meeting and has mailed the definitive proxy statement to its stockholders. The definitive proxy statement contains information regarding the shareholder proposal. Security holders are urged to read the definitive proxy statement and any other relevant documents filed with the SEC when they become available, because they contain (or will contain) important information. Security holders may obtain a free copy of the definitive proxy statement and other documents (when available) that the Company files with the SEC at the SEC’s website at www.sec.gov, at Hampden Bancorp’s website at www.hampdenbank.com and from the Company by directing a request to Hampden Bancorp, Inc., Attention: Robert Massey, 19 Harrison Ave., Springfield, MA 01103.

Certain Statements Regarding Forward Looking Information

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Because these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. As a result, actual results may differ from those contemplated by these statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend” or future or conditional verbs such as “will”, “would”, “should”, “could”, or “may.” Certain factors that could have a material adverse affect on the operations of the Bank include, but are not limited to, increased competitive pressure among financial service companies, national and regional economic conditions, changes in interest rates, changes in consumer spending, borrowing and savings habits, legislative and regulatory changes, adverse changes in the securities markets, inability of key third-party providers to perform their obligations to Hampden Bank, changes in relevant accounting principles and guidelines and our ability to successfully implement our branch expansion strategy. Additionally, other risks and uncertainties are described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) which is available through the SEC’s website at www.sec.gov. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

About Hampden Bank

Established in 1852, Hampden Bank is a full service community bank serving the families and businesses in and around Hampden County.  The Bank has ten office locations in Springfield, Agawam, Longmeadow, West Springfield, Wilbraham, and Indian Orchard. Hampden Bank offers customers the latest in internet banking, including on-line banking and bill payment services.

Contact
Hampden Bancorp, Inc.
Robert A. Massey, 413-452-5150
CFO, Treasurer, and Senior Vice President
rmassey@hampdenbank.com